EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-30545, 33-37818, 333-118030, 333-118031, 333-154915 and 333-160942) and Form S-3 (No. 333-87254, 333-106709, 333-02519 and 333-162917) of A.M. Castle & Co. of our report dated February 3, 2012 relating to the financial statements of Tube Supply Canada ULC which appears in this Form 8-K/A.

/s/ BDO Canada LLP
BDO Canada LLP
Edmonton, Canada
February 24, 2012

EX-2-